UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:
November 29, 2004

(Date of Earliest Event Reported: November 23, 2004)

COLORADO INTERSTATE GAS COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	1-4874	84-0173305
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 23, 2004, we, El Paso Corporation, our parent company (“El Paso”), and certain of our pipeline affiliates, ANR Pipeline Company (ANR), El Paso Natural Gas Company (EPNG) and Tennessee Gas Pipeline Company (TGP), entered into a $3 billion Amended and Restated Credit Agreement (“Credit Agreement”) and Amended and Restated Security Agreement (“Security Agreement”), each of which is listed as an exhibit hereto and incorporated herein by reference. The several banks and other financial institutions that are parties to these agreements are identified in the exhibits hereto. These agreements amended and restated our existing $3 billion revolving credit facility, which was scheduled to mature in June 2005.

The Credit Agreement is comprised of (1) a $1.25 billion term loan, (2) a $1 billion revolving credit facility, and (3) a $750 million funded letter of credit facility.

Pursuant to the terms of the Security Agreement, all obligations under the Credit Agreement are secured by certain inter-company receivables and by pledges of El Paso’s interests in us, ANR, EPNG, TGP, ANR Storage Company, Southern Gas Storage Company and certain other subsidiaries. El Paso and certain of its subsidiaries have also guaranteed all of the borrowings under the Credit Agreement.

Under the term loan, El Paso borrowed $1.25 billion, which will mature in November 2009. The The $1.0 billion revolving credit facility will initially have no borrowings and approximately $435 million of letters of credit issued, and matures in November 2007.  El Paso has fully used the $750 million funded letter of credit facility, which will mature in November 2009, to issue letters of credit. The entire amount of the $1.0 billion and $750 million facilities may be used to support revolving loans and the issuance of letters of credit.

Generally, outstanding borrowings under the Credit Agreement are priced at LIBOR plus 2.75 percent or at El Paso’s option a domestic bank rate plus 1.75 percent. Under the revolving credit facility, we are charged 2.75 percent plus an additional fronting fee of .25 percent on outstanding letters of credit, which are considered usage of the revolving credit facility, and an annual commitment fee of .75 percent on any unused revolving credit capacity. Under the funded letter of credit facility, we will pay LIBOR plus 2.75 percent on any amounts borrowed as loans and 2.85 percent on letters of credit and unborrowed funds.

This Credit Agreement contains covenants restricting the ability of us, El Paso and our affiliated pipeline borrowers to: (1) incur certain indebtedness; (2) grant certain liens; (3) enter into certain merger or consolidation transactions; (4) dispose of assets; (5) make certain restricted payments; and (6) enter into certain other agreements.

This Credit Agreement also requires El Paso to satisfy certain financial covenants at the end of each fiscal quarter, including: (1) its ratio of Debt to Consolidated EBITDA, each as defined in the Credit Agreement, shall not exceed 6.5 to 1 at any time prior to September 30, 2005; 6.25 to 1 at any time on or after September 30, 2005 and prior to June 30, 2006; and 6 to 1 at any time on or after June 30, 2006 until maturity; and (2) its ratio of Consolidated EBITDA, as defined in the Credit Agreement, to interest expense and dividends paid shall not be less than 1.6 to 1 prior to March 31, 2006; 1.75 to1 on or after March 31, 2006 and prior to March 31, 2007; and 1.8 to 1 on or after March 31, 2007 until maturity. Furthermore, the current debt limitations on the pipeline company borrowers—us, ANR, EPNG and TGP—will continue, which includes a restriction on the pipeline company borrowers’ incurrence of incremental borrowings if such debt would cause their ratio of Debt to Consolidated EBITDA, each as defined in the Credit Agreement, to exceed 5 to 1.

Pursuant to the terms of the Credit Agreement, the following shall constitute certain events of default under the credit facility:

•	a failure to pay principal or interest on any loan under the credit agreement;

•	if a representation or warranty is proven to be incorrect when made;

•	the failure to observe or perform covenants or agreements;

•	the commencement of proceedings under federal, state or foreign bankruptcy, insolvency, receivership or similar laws;

•	inability or general failure to pay debts as they become due;

•	the entry of one or more judgments for the payment of money in an aggregate uninsured amount equal to or greater than $100,000,000 that remains undischarged; or

•	suffering an event of default and the lapse of any applicable grace period under any other Indebtedness (as defined in the Credit Agreement) in excess of $200,000,000.

If an event of default occurs, then the lenders may: (1) terminate their commitments under the Credit Agreement; (2) declare any outstanding loans under the Credit Agreement to be immediately due and payable after applicable grace periods; and (3) foreclose on the collateral, which includes El Paso’s equity interests in us.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See description above in Item 1.01.

Item 8.01. Other Events.

A copy of El Paso’s press release announcing the closing of the new credit facilities is attached as Exhibit 99.A and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

10.A.
Amended and Restated Credit Agreement dated as of November 23, 2004, among El Paso Corporation (the “Company”), ANR Pipeline Company, Colorado Interstate Gas Company, El Paso Natural Gas Company, Tennessee Gas Pipeline Company, the several banks and other financial institutions from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent.

10.B
Amended and Restated Security Agreement dated as of November 23, 2004, made by among El Paso Corporation (the “Company”), ANR Pipeline Company, Colorado Interstate Gas Company, El Paso Natural Gas Company, Tennessee Gas Pipeline Company, the Subsidiary Grantors and certain other credit parties thereto and JPMorgan Chase Bank, N.A., not in its individual capacity, but solely as collateral agent for the Secured Parties and as the depository bank.

99.A	Press Release dated November 23, 2004.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLORADO INTERSTATE GAS COMPANY

By:	/s/ Greg G. Gruber
Greg G. Gruber
Senior Vice President, Chief Financial
Officer, Treasurer and Director
(Principal Accounting Officer)
 Dated:  November 29, 2004

EXHIBIT INDEX

Exhibit Number	Description

10.A.
Amended and Restated Credit Agreement dated as of November 23, 2004, among El Paso Corporation (the “Company”), ANR Pipeline Company, Colorado Interstate Gas Company, El Paso Natural Gas Company, Tennessee Gas Pipeline Company, the several banks and other financial institutions from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent.

10.B
Amended and Restated Security Agreement dated as of November 23, 2004, made by among El Paso Corporation (the “Company”), ANR Pipeline Company, Colorado Interstate Gas Company, El Paso Natural Gas Company, Tennessee Gas Pipeline Company, the Subsidiary Grantors and certain other credit parties thereto and JPMorgan Chase Bank, N.A., not in its individual capacity, but solely as collateral agent for the Secured Parties and as the depository bank.

99.A	Press Release dated November 23, 2004.